EXHIBIT 99.1


                        GOLDEN PHOENIX/SCHNACK AGREEMENT


                 For Advance On Sales Of Molybdenum Concentrates

      WHEREAS, Golden Phoenix Minerals, Inc. is a publicly traded mining company headquartered in Sparks, Nevada, (hereinafter "Recipient"), and William D. and Candida Schnack are a married couple residing in Sacramento, California, (hereinafter "Advancer"); and

      WHEREAS Recipient is the manager/operator of the Ashdown molybdenum mine located near Denio, Nevada; and

      WHEREAS the Advancers are in a position to financially assist the Recipient in the development of the Ashdown mine;

      NOW THEREFORE, the parties agree that Advancer shall advance to Recipient ONE MILLION DOLLARS ($1,000,000) on its production and sale of molybdenum concentrates form Ashdown mine. Funds from the advance will allow Recipient to bring into production the Ashdown mine. The advance will be restricted to funding the reopening of the Sylvia Vein molybdenum deposit, including but not limited to permitting, bonding and all related costs of driving drift to the ore face. Funds will be disbursed in accordance with a pre-approved milestone schedule as follows:

    Disbursement Point               Amount      Allocated To:
    ------------------               ------      -------------

    Initial Advance                $280,000      Reclamation Bond Permitting
                                                 Engineering/Consulting
                                                 Power Service Deposit
                                                 Dewatering Sylvia Decline
                                                 Start of Portal Timbering

    Milestone 1                    $240,000      Driving Drift
                                                 Portal Timbering
                                                 Engineering/Consulting

    Milestone 2                    $215,000      Driving Drift
                                                 Mining
                                                 Engineering/Consulting

    Milestone 3                    $215,000      Driving Drift
                                                 Mining
                                                 Engineering/Consulting

    Total                          $950,000


      The balance of FIFTY THOUSAND DOLLARS ($50,000) will be allocated in whole or party to any or all of the individual milestone payments, as solely deemed necessary by the Recipients' Project Manager. Any portion of the $50,000 remaining to be disbursed after Milestone 2 will be automatically added to the Milestone 3 disbursement.

      Lender will receive the following consideration for advance of the $1,000,000:

      a) Repayment of the one million dollar advance;

      b) A premium of TWO MILLION DOLLARS ($2,000,000); and

      c) ONE MILLION (1,000,000) GPXM.OB warrants.

      The advance amount ($1,000,000) and premium payment ($2,000,000) will be paid in monthly installments as follows:

      a) 15% of gross molybdenum concentrate sales produced from the Ashdown Mine on the first of every month starting when production begins.

      b) Beginning October 1, 2005, a minimum payment of $500,000 or 15% of the gross, which ever is greater is due and payable on the first of every month thereafter until both the advance and premium are retired in full.

      c) The final payment will be due and payable February 1, 2006.

                                     99.1-1

      At the time that the Initial Advance of $280,000 is paid to Recipient, Advancer will be issued one million (1,000,000) GPXM.OB warrants exercisable at a price of fourteen cents ($0.14) per warrant, bearing a two-year expiration period from the date of this Agreement.

      It is further agreed that during this two year period, if there is any dilution of stock in the Company, the number of the stock warrants will be increased to reflect this dilution.

      It is further agreed that William D. Schnack will have full access to the Ashdown Company accounting.

      It is further agreed that copies of all invoices related to the Ashdown project will be furnished to William D. Schnack on the first day of each month throughout the payment period.

      Neither party is deemed drafter of this Agreement.

      The parties have read, understood and agree to the terms of this Agreement.

GOLDEN PHOENIX MINERALS, INC.

/s/ Kenneth S. Ripley                                           /s/ 5-10-05
---------------------                                           -----------
Kenneth S. Ripley, CEO                                          Date


WILLIAM D. SCHNACK

/s/ William D. Schnack                                          /s/ 5/6/05
----------------------                                          ----------
                                                                Date


CANDIDA SCHNACK

/s/ Candida Schnack                                             /s/ 5-6-05
-------------------                                             ----------
                                                                Date

                                     99.1-2